Exhibit 99.1

HERBALIFE NUTRITION ANNOUNCES PRICING OF $250 MILLION AGGREGATE PRINCIPAL AMOUNT OF CONVERTIBLE SENIOR NOTE OFFERING

LOS ANGELES (December 7, 2022)—Herbalife Nutrition Ltd. (NYSE: HLF) (the “Company”) today announced the pricing of its offering of $250 million aggregate principal amount of convertible senior notes due 2028 (the “Convertible Notes”) in a private offering to persons reasonably believed to be qualified institutional buyers, pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Convertible Notes will pay interest semiannually at a rate of 4.25% per annum and upon conversion, the Convertible Notes will be settled in cash and, if applicable, the Company’s common shares, based on the applicable conversion rate at such time. In addition, the Company granted the initial purchasers of the Convertible Notes an option to purchase, for settlement within a period of 13 days from, and including, the date the Convertible Notes are first issued, up to an additional $37.5 million principal amount of Convertible Notes.

The Convertible Notes have an initial conversion rate of 58.8998 common shares per $1,000 principal amount of the Convertible Notes (which is equal to an initial conversion price of approximately $16.98 per common share), representing an initial conversion premium of approximately 30% above the last reported sale price of $13.06 per common share on December 6, 2022. The Convertible Notes will mature on June 15, 2028, unless redeemed, repurchased or converted in accordance with their terms prior to such date. Prior to March 15, 2028, the Convertible Notes will be convertible only upon the occurrence of certain events and during certain periods, and thereafter, at any time until the second scheduled trading day immediately preceding the maturity date. The Company expects to close the sale of the Convertible Notes on or about December 9, 2022, subject to the satisfaction of various customary closing conditions.

The Convertible Notes will be redeemable, in whole or in part, at the Company’s option at any time, and from time to time, on or after June 15, 2026, but only if the last reported sale price per common share exceeds 130% of the conversion price of the Convertible Notes on (i) each of at least 20 trading days (whether or not consecutive) during the 30 consecutive trading days ending on, and including, the trading day immediately before the date the Company sends the related redemption notice; and (ii) the trading day immediately before the date the Company sends such redemption notice. In addition, the Company will have the right to redeem all, but not less than all, of the Convertible Notes if certain changes in tax law occur. The redemption price will be equal to the principal amount of the Convertible Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

The Company estimates that the net proceeds from the sale of the Convertible Notes will be approximately $241.9 million (or approximately $278.4 million if the initial purchasers fully exercise their option to purchase additional Convertible Notes), after deducting the initial purchasers’ discounts and commissions and the estimated offering expenses payable by the Company. The Company expects to use approximately $274.9 million, consisting of the net proceeds from the offering and either the net proceeds from the sale of additional Convertible Notes, if the initial purchasers exercise their option to purchase additional Convertible Notes, or borrowings under the Company’s revolving credit facility, to repurchase $287.5 million aggregate principal amount of the Company’s existing 2.625% convertible senior notes due 2024 (the “Existing Convertible Notes”) from a limited number of holders in privately negotiated transactions, and the remainder of the net proceeds, if any, for general corporate purposes.

Holders of the Existing Convertible Notes that are repurchased in the concurrent private repurchases described above may purchase the Company’s common shares in the open market to unwind any hedge positions they may have with respect to the Existing Convertible Notes or, if they purchase Convertible Notes in the offering, may increase their existing or enter into new hedge positions. The net impact of these activities may negatively affect the trading price of the Company’s common shares.

This press release is neither an offer to sell nor a solicitation of an offer to buy the Convertible Notes or the common shares issuable upon conversion of the Convertible Notes, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction. Any offer, if at all, will be made only pursuant to Rule 144A under the Securities Act.

The Convertible Notes and any common shares issuable upon conversion of the Convertible Notes have not been and are not expected to be registered under the Securities Act, or the securities laws of any other jurisdiction, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

About Herbalife Nutrition Ltd.

Herbalife Nutrition is a global company that has been changing people’s lives with great nutrition products and a business opportunity for its independent distributors since 1980. The Company offers science-backed products to consumers in 95 markets through entrepreneurial distributors who provide one-on-one coaching and a supportive community that inspires their customers to embrace a healthier, more active lifestyle. Through the Company’s commitment to nourish people, communities and planet, Herbalife Nutrition pledges to achieve 50 million positive impacts – tangible acts of good – by 2030, its 50th anniversary.

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although we believe that the expectations reflected in any of our forward-looking statements are reasonable, actual results or outcomes could differ materially from those projected or assumed in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties, many of which are beyond our control. Additionally, many of these risks and uncertainties are, and may continue to be, amplified by the COVID-19 pandemic. Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in or implied by our forward-looking statements include the following:

•	the potential impacts of the COVID-19 pandemic and current global economic conditions, including inflation, on us; our Members, customers, and supply chain; and the world economy;

•	our ability to attract and retain Members;

•	our relationship with, and our ability to influence the actions of, our Members;

•	our noncompliance with, or improper action by our employees or Members in violation of, applicable U.S. and foreign laws, rules, and regulations;

•	adverse publicity associated with our Company or the direct-selling industry, including our ability to comfort the marketplace and regulators regarding our compliance with applicable laws;

•	changing consumer preferences and demands and evolving industry standards, including with respect to climate change, sustainability, and other environmental, social, and governance, or ESG, matters;

•	the competitive nature of our business and industry;

•	legal and regulatory matters, including regulatory actions concerning, or legal challenges to, our products or network marketing program and product liability claims;

•	the Consent Order entered into with the FTC, the effects thereof and any failure to comply therewith;

•	risks associated with operating internationally and in China;

•	our ability to execute our growth and other strategic initiatives, including implementation of our transformation program and increased penetration of our existing markets;

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any material disruption to our business caused by natural disasters, other catastrophic events, acts of war or terrorism, including the war in Ukraine, cybersecurity incidents, pandemics, and/or other acts by third parties;

•	our ability to adequately source ingredients, packaging materials, and other raw materials and manufacture and distribute our products;

•	our reliance on our information technology infrastructure;

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noncompliance by us or our Members with any privacy laws, rules, or regulations or any security breach involving the misappropriation, loss, or other unauthorized use or disclosure of confidential information;

•	contractual limitations on our ability to expand or change our direct-selling business model;

•	the sufficiency of our trademarks and other intellectual property;

•	product concentration;

•	our reliance upon, or the loss or departure of any member of, our senior management team;

•	restrictions imposed by covenants in the agreements governing our indebtedness;

•	risks related to our convertible notes;

•	changes in, and uncertainties relating to, the application of transfer pricing, income tax, customs duties, value added taxes, and other tax laws, treaties, and regulations, or their interpretation;

•	our incorporation under the laws of the Cayman Islands; and

•	share price volatility related to, among other things, speculative trading and certain traders shorting our common shares.

We do not undertake any obligation to update or release any revisions to any forward-looking statement or to report any events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

Media Contact:

Gary Kishner

Senior Director, Media Relations

213.745.0456

Investor Contact:

Eric Monroe

Senior Director, Investor Relations

213.745.0449